EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48364, 333-38420, 333-31696, 333-93117, 333-92327, 333-11294, 333-88421, 333-39553, 333-106742, 333-118776, 333-121123, 333-123738, 333-126229 and 333-148958) and the Registration Statements on Form S-3 (No. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347, 333-126931, 333-133403, 333-137165, 333-143385, 333-144663 and 333-148974) of our report dated March 17, 2008 (with respect to the reclassification of Pacific Decision Sciences Corporation and Thermo Life Energy Corp. as discontinued operations as described in Notes 1 and 16, September 17, 2008) relating to our audits of the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries, currently known as Digital Angel Corporation and subsidiaries, and our report dated March 17, 2008 (with respect to the internal controls over financial reporting related to the reclassification of Pacific Decision Sciences Corporation and Thermo Life Energy Corp. as discontinued operations as described in Notes 1 and 16, September 17, 2008), relating to the effectiveness of internal control over financial reporting of Applied Digital Solutions, Inc., currently known as Digital Angel Corporation, as of December 31, 2007, which are included in the current report on Form 8-K dated September 18, 2008. We also consent to the reference to us as Experts in the Registration Statements on Form S-3.

/s/Eisner LLP
New York, New York

September 18, 2008